Exhibit 99.1
Bentley Park
2 Holland Way
Exeter, NH 03833-2937
Tel: 603.658.6100
Fax: 603.658.6101/6102
www.bentleypharm.com
News Release

Contact:
Sharon Merrill Associates
Jim Buckley
Executive Vice President
617.542.5300
bnt@investorrelations.com

Bentley Pharmaceuticals & Teva Pharmaceutical Industries LTD. Merger
Consideration Established at $14.82 Per Share
     EXETER, NH, July 3 , 2008 — Bentley Pharmaceuticals, Inc. (“Bentley”) (NYSE: BNT) announced that the aggregate cash purchase price for its acquisition by Teva Pharmaceutical Industries Ltd. (“Teva”) has been adjusted in accordance with the merger agreement after completion of the previously announced taxable spin-off of its drug delivery business, CPEX Pharmaceuticals, Inc. (“CPEX”) (NASDAQ: CPEX). Bentley stockholders will receive from Teva a final per-share purchase price of approximately $14.82 in cash in exchange for their Bentley common stock if the merger agreement is approved by Bentley’s stockholders and the other closing conditions are satisfied or waived in accordance with the merger agreement. The decrease in the purchase price reflects the purchase price adjustments set forth in the merger agreement, as follows: (i) an aggregate reduction, in the amount of $252,168 (approximately $0.01 per share) to compensate Teva for tax liabilities that Bentley incurred from the distribution of the common stock of CPEX to Bentley’s stockholders in the spin-off on June 30, 2008, as calculated based upon specified thresholds set forth in the merger agreement, and (ii) a reduction to account for the equitable adjustment to the exercise price and number of Bentley options and restricted stock units that was made in connection with the spin-off of CPEX.
     A special meeting of stockholders to vote on the merger has been scheduled for Tuesday, July 22, 2008. The special stockholders meeting is scheduled to start at 10:00 a.m. ET at the Hilton Garden Inn, 100 High Street, Portsmouth, NH. The Bentley Board of Directors previously set the close of business on June 2, 2008 as the record date for determining stockholders who will be entitled to vote on the merger. Proxy materials have been mailed to stockholders and contain instructions on how to vote on the proposed merger. The affirmative vote of the holders of a majority of the shares of Bentley’s common stock outstanding and entitled to vote on the matter will be necessary to approve the merger.
Merger with Teva
     Bentley, which now contains only its generic pharmaceutical operations as a result of the spin-off of CPEX, will be entirely acquired by Teva through a merger of Teva’s wholly owned subsidiary, Beryllium Merger Corporation, with and into Bentley.
About Bentley
     Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on generic pharmaceutical products. Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API. For more information about Bentley, please visit www.bentleypharm.com.
Important Information
     In connection with the proposed merger, Bentley has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement, which has been mailed to Bentley’s stockholders. The proxy statement contains information about Bentley, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Bentley by mail, stockholders may obtain the proxy statement, as well as other filings containing information about Bentley, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from Bentley’s website www.bentleypharm.com or by directing such request to Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, NH 03833, Attention: Richard Lindsay, Chief Financial Officer.
     Bentley and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Bentley’s directors and executive officers is available in Bentley’s 2007 Annual Report on Form 10-K, as amended, which was filed with the SEC on March 17, 2008 and amended on April 29, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials, which have been filed with the SEC.
Bentley’s Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:
     This press release contains forward-looking statements, including, without limitation, statements regarding the merger transaction entered into between Bentley and Teva. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: approval of the proposed merger transaction by the stockholders of Bentley and other uncertainties detailed under “Risk

Factors” in Bentley’s 2007 Annual Report on Form 10-K, as amended, and its other subsequent periodic reports filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.
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